UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2008

UNICO, INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona	000-30239	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor San Diego, California	92108
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (619) 209-6124

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

ITEM 8.01. OTHER EVENTS

Purchase of Convertible Debentures

Moore Investment Holdings, LLC purchased 12 Convertible Debentures totaling $380,500 from Unico, Incorporated (“Unico”) from December 5, 2008 to April 27, 2009.  Unico received $380,500 for the issuance of the Convertible Debentures.  The Convertible Debentures bear interest at the rate of eight percent (8.00%) per annum, are convertible to shares of Unico’s common stock at fifty percent (50.0%) of the closing bid price of Unico’s common stock on the date of conversion, and are due and payable six (6) months from the issue dates.  The Convertible Debentures are substantially identical in their terms to the Convertible Debentures issued by Unico numerous times to unrelated third parties during the last three years.

Moore Investment Holdings, LLC is a Nevada limited liability company controlled by Joseph A. Lopez, and his wife Patricia A. Lopez.  Joseph Lopez is the father of Mark A. Lopez, Chief Executive Officer of Unico.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: May 8, 2009

/s/ Mark Lopez__________________

                        Mark Lopez, Chief Executive Officer